UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 12, 2014

CHAMBERS STREET PROPERTIES
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-31717 (Commission File Number)	56-2466617 (IRS Employer Identification Number)

47 Hulfish Street, Suite 210 Princeton, NJ (Address of principal executive offices)	08542 (Zip Code)

609-683-4900
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
At the annual meeting of shareholders of the Company held on June 12, 2014, shareholders holding 208,529,510 common shares of beneficial interest, par value $0.01 (the “Common Shares”) (being the only class of shares entitled to vote at the meeting), or 87.98%, of the Company’s 237,010,447 outstanding Common Shares as of the record date for the meeting, attended the meeting or were represented by proxy. The Company’s shareholders voted on three matters presented at the meeting, each of which is discussed in more detail in the Company’s Proxy Statement and which received the requisite number of votes to pass. The matters submitted for a vote and the related results of the shareholders’ votes were as follows:
Proposal No. 1: Election of Trustees
At the annual meeting, seven trustees were elected for terms expiring in 2015, with the votes as follows:

Trustee	For	Withheld	Broker Non-Votes
Charles E. Black	90,241,158	1,166,955	117,121,397
Mark W. Brugger	90,447,809	960,304	117,121,397
Jack A. Cuneo	90,331,746	1,076,367	117,121,397
James L. Francis	90,354,244	1,053,869	117,121,397
James M. Orphanides	90,314,444	1,093,669	117,121,397
Martin A. Reid	89,361,884	2,046,229	117,121,397
Louis P. Salvatore	90,375,695	1,032,418	117,121,397
Proposal No. 2: Non-Binding Advisory Vote on Executive Compensation
At the annual meeting, the votes on a proposal to approve, on a non-binding, advisory basis, the Company’s executive compensation were as follows:

	For	Against	Abstentions	Broker Non-Votes
Total Common Shares	86,967,566	3,123,292	1,317,255	117,121,397

Proposal No. 3: Ratification of Selection of Independent Registered Public Accounting Firm
At the annual meeting, the shareholders ratified the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014, with the votes as follows:

	For	Against	Abstentions
Total Common Shares	206,544,057	909,582	1,075,871

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chambers Street Properties

Date: June 16, 2014	/S/ Martin A. Reid
Martin A. Reid
Chief Financial Officer